Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Byrna Technologies, Inc. on Form S-8 to be filed on or about February 7, 2025 of our report dated February 7, 2025, on our audits of the financial statements as of November 30, 2024 and 2023 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed on February 7, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

February 7, 2025